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                                                                   EXHIBIT 10(C)

DISNEY SEVERANCE PAY PLAN


SECTION 1. - INTRODUCTION

      The Walt Disney Company ("Disney") has adopted this Disney Severance Pay Plan (hereinafter "Plan") effective as of May 15, 2001. The Plan provides severance benefits under the circumstances described below to eligible employees (referred to as "Eligible Employees") of Disney and certain of its subsidiaries and Affiliates (collectively the "Company").

SECTION 2. - DEFINITIONS AND INTERPRETATIONS

      The following definitions and interpretations of important terms apply to the Plan:

      (a) Affiliate. A company or business organization which is affiliated with the Company as defined under Securities and Exchange Commission Rule 144(a)(1), as amended from time to time.

      (b) COBRA. Continuation health care coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985.

      (c) Company. Disney and any subsidiary or other Controlled Group Member of Disney that, with the approval of the Plan Administrator and subject to such conditions as the Plan Administrator may impose, adopts the Plan. Any subsidiary or other Controlled Group Member will be considered to have adopted the Plan with the approval of the Plan Administrator if it takes significant action that is consistent with the adoption of the Plan, Disney is aware of the action, and neither objects in writing to the action. The Plan Administrator or a subsidiary or Controlled Group Member may terminate the subsidiary or Controlled Group Member's participation in the Plan by written notice to each other. An entity will cease to be part of the Company, and will cease to participate in the Plan, after the date on which it ceases to be a Controlled Group Member.

      (d) Controlled Group Member. A member of a controlled group of corporations of which Disney is a member, or an unincorporated trade or business that is under common control with Disney, all as determined under the Sections 414(b) and 414(c) of the Internal Revenue Code.

      (e)   Disney.  The Walt Disney Company.

      (f)   Effective Date.  May 15, 2001.

      (g)   Eligible Employee.  As of his or her Layoff Date, an Employee

            (i) who is employed in a department or origin identified by the Company as eligible for this Plan;

            (ii) who does not have a personal services contract with the Company; and

            (iii) who has not previously agreed either orally or in writing to waive eligibility for this Plan, as determined by the Plan Administrator based on Company records.

      (h) Employee. Any person employed by the Company on or after the Effective Date as a regular, full-time employee on a payroll maintained in the United States but excluding any employee included in a unit of employees covered by a collective bargaining agreement between the Company and employee representatives unless such bargaining agreement provides for his or her inclusion hereunder. If a collective bargaining agreement does provide for inclusion of a represented employee, his or her participation hereunder will be subject to such modification in Plan terms as may be provided in the applicable collective bargaining agreement.

      If a person is not treated by the Company as an employee, as conclusively evidenced by failure to withhold taxes from payment made for services rendered, then such person is not considered an Employee under this Plan even if the person is determined to have been a common law employee of the Company by a court of law, a governmental agency or by any other body or means.

      (i) Employment Position. The classification of an Employee by job responsibility as either a Salaried or an Hourly Employee, a Manager or a Director or Above. An Employee's Employment Position will be determined by the Plan Administrator in its sole and absolute discretion, taking into consideration the following definitions:

            Salaried or Hourly Employee: An Employee who is neither a Director or Above or a Manager.

            Manager: An Employee with a title of manager or with a title or job responsibility comparable to that of a manager.

            Director or Above: An Employee with a title of director or higher or with a title or job responsibility comparable to that of a director or higher position.

      (j)  ERISA.  The  Employee   Retirement  Income  Security  Act of 1974,
as amended from time to time.

      (k) Layoff. The involuntary termination of employment of an Eligible Employee from the Company. In no event will an involuntary termination of employment be considered a Layoff if the involuntary termination of employment is due to Reason.

      (l) Layoff Date. An Eligible Employee's last day of employment on account of his or her Layoff.

      (m) Participant. An Eligible Employee who meets the requirements for benefits under the Plan, as set forth in Section 3 of the Plan (entitled "How Do You Become Eligible for Benefits?") An individual will cease being a Participant once payment of all severance pay and other benefits due to such individual under the Plan has been completed and no person will have any further rights under the Plan with respect to such former Participant.

      (n) Plan Administrator. The Senior Vice President Human Resources of Disney, or any successor appointed by the President or chief operating officer of Disney.

      (o) Reason. Any one of the following reasons for the discharge or other involuntary termination of an Employee from employment with the Company:

            (i) any act or omission by the Employee resulting or intended to result in personal gain at the expense of the Company;

           (ii)  the  performance  by the Employee of his or her employment
                 duties in a manner   deemed   by  the   Company   to  be  in
                 any way unsatisfactory;

          (iii) the improper disclosure by the Employee of proprietary or confidential information or trade secrets of the Company or any Affiliate;

           (iv) misconduct by the Employee, including, but not limited to fraud, intentional violation of or negligent disregard for the

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                 rules and procedures of the Company (including a violation of the Company's business code of conduct), dishonesty, insubordination, theft or other illegal conduct, violent acts or threats of violence, or possession of alcohol or controlled substances on the property of the Company, or any other terminable offense under the Company's policies and practices;

            (v) the receipt of an offer of employment by the Employee from a Successor Employer to commence promptly following his or her termination of employment by the Company, whether the Eligible Employee accepts the position or not;

           (vi) any other involuntary termination of an Employee's employment by the Company that does not constitute a Layoff, as determined by the Company in its sole and absolute discretion.

            For purposes of the Plan, the determination of whether a discharge or other release from employment is for Reason will be made by the Plan Administrator, in its sole and absolute discretion, and such determination will be conclusive and binding on the affected Employee.

     (p)   Successor Employer.  Successor Employer means any entity that:

            (i) assumes operations or functions formerly carried out by the Company (such as the buyer of a facility or any entity to which a Company operation or function has been outsourced);

           (ii)   is an Affiliate of Disney; or

          (iii) makes a job offer at the request of the Company (such as a joint venture of which Disney or an Affiliate is a member).

      (q)   WARN Act.  Worker Adjustment and Retraining Notification Act.

      (r) Weekly Base Pay. An Eligible Employee's weekly rate of salary or wages as of his or her Layoff Date, as reflected in the records maintained by the Company's payroll department, and will (i) include any salary reduction contributions made on his or her behalf to any plan of the Company, or pursuant to a collective bargaining agreement, under Section 125 or 401(k) of the Internal Revenue Code of 1986, and (ii) exclude bonuses, overtime pay, temporary assignment shift differentials, incentive compensation, Company contributions to or benefits paid from any employee retirement or welfare plan (other than salary reduction contributions to such a plan), and other additional compensation or benefits provided by the Company and, except as provided below, commissions.

           If a significant portion of an Eligible Employee's compensation is sales-based commissions, as determined by the Plan Administrator in its sole and absolute discretion, then the Employee's Weekly Base Pay will include any commissions actually paid (and not merely accrued) to him or her by the Company during the last 24 full calendar month period of his or her last continuous period of employment with the Company prior to his or her Layoff Date, divided by 104. If an Eligible Employee's last continuous period of employment with the Company is less than 24 full calendar months, then the amount to be included in his or her Weekly Base Pay is the amount of sales-based commissions actually paid (and not merely accrued) to him or her by the Company during the number of full calendar months of his or her last continuous period of employment with the Company prior to his or her Layoff Date, divided by the number of weeks within those full calendar months.

      (s) Year of Service. The number of consecutive full 12 month periods of an Eligible Employee's employment with the Company and any Controlled Group Member since his or her most recent hire date in which the Eligible Employee is paid by the Company or a Controlled Group Member for the performance of full-time

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services. Years of Service will be measured in full years and partial Years of
Service will be disregarded. If the Company has a bridging of service policy, any prior employment recognized for the Eligible Employee under that policy will be recognized under this Plan and added to the Eligible Employee's most recent period of employment to determine Years of Service except that Years of Service for which the Eligible Employee previously received severance pay from the Company or any Controlled Group Member pursuant to this Plan or any other severance or separation program shall be disregarded.

SECTION 3. - HOW DO YOU BECOME ELIGIBLE FOR BENEFITS?

      (a) Eligibility. You become eligible for benefits under the Plan (i.e., you become a "Participant") if you are an Eligible Employee and your employment termination is a Layoff.

      (b) Changed Decisions. The Company has the right to cancel a Layoff or reschedule a Layoff Date at any time before your employment terminates. You will not become eligible for benefits under this Plan if your Layoff Date is cancelled or if you voluntarily terminate employment before the Layoff Date specified by the Company.

SECTION 4. - WHAT ARE YOUR BENEFITS UNDER THE PLAN?

      If you are eligible for benefits under the Plan (i.e., you become a Participant), your benefits under the Plan will be as follows:

      (a) Severance Pay.You will be entitled to receive severance pay under the Plan based on your Employment Position and Years of Service as of your Layoff Date, and which will be equal to the number of weeks determined in accordance with whichever of the following schedules is applicable to you, multiplied by your Weekly Base Pay:

Salaried or Hourly Employee

      -------------------------------------------------------------------
      Years of Service                  Severance Pay

      -------------------------------------------------------------------
      -------------------------------------------------------------------
      Less than 1 year                  2 weeks

      -------------------------------------------------------------------
      -------------------------------------------------------------------
      1 - 4 years                       4 weeks

      -------------------------------------------------------------------
      -------------------------------------------------------------------
      5 or more years                   1  week   for   each   Year   of
                                        Service,  to  a  maximum  of  52
                                        weeks
      -------------------------------------------------------------------

Manager

      -------------------------------------------------------------------
      Years of Service                  Severance Pay

      -------------------------------------------------------------------
      -------------------------------------------------------------------
      Less than 1 year                  2 weeks


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
      -------------------------------------------------------------------
      -------------------------------------------------------------------
      1 - 2 years                       4 weeks

      -------------------------------------------------------------------
      -------------------------------------------------------------------
      3- 4 years                        6 weeks

      -------------------------------------------------------------------
      -------------------------------------------------------------------
      5 or more years                   4  weeks  plus 1 week  for  each
                                        Year of  Service,  to a  maximum
                                        of 52 weeks
      -------------------------------------------------------------------

Director or Above

      -------------------------------------------------------------------
      Years of Service                  Severance Pay

      -------------------------------------------------------------------
      -------------------------------------------------------------------
      Less than 2 years                 4 weeks

      -------------------------------------------------------------------
      -------------------------------------------------------------------
      2 - 3 years                       8 weeks

      -------------------------------------------------------------------
      -------------------------------------------------------------------
      4 or more years                   4 weeks  plus 2 weeks  for  each
                                        Year of  Service,  to a  maximum
                                        of 52 weeks
      -------------------------------------------------------------------

      (b) Paid Leave in Lieu of Notice. If you become entitled to severance pay under Section 4(a) on account of Layoff subject to WARN, then, to the extent you have been given less than the WARN-required advance notice of the date your active services will actually terminate, you will be given a Paid Leave in Lieu of Notice for the balance of the WARN-required advance notice period, as follows:

          (i) During your Paid Leave in Lieu of Notice, you will be an inactive employee but you will be entitled to the same benefit plan benefits and participation rights to which you would have been entitled had your active employment continued, except that you will not accrue any paid leave, paid vacation days or additional severance benefits under this Plan.

         (ii) If you die during a Paid Leave in Lieu of Notice, your paid leave will end and the full and partial weeks of Weekly Base Pay that you would have received during the balance of the paid leave will be paid to your estate in a lump sum. All other Paid Leave in Lieu of Notice benefits will stop on the day you die and your estate will not be entitled to any additional severance pay under this Plan.

        (iii) When your Paid Leave in Lieu of Notice ends, you will then be entitled to Severance Pay under Section 4(a), but the amount of Severance Pay otherwise payable will be reduced by the cash wages you received for your paid leave.

The WARN-required advance notice period is generally 60 days, but under certain unusual circumstances, may be less.

      (c) Outplacement Support Benefits. The Company in its sole and absolute discretion may arrange to provide you with, and you may elect to utilize, outplacement counseling services from an outplacement firm selected by the Company. You must complete any outplacement program provided to you within one year after your Layoff Date. The Company will pay the full cost of any such outplacement services provided to you.

      (d) Stay Bonus. In certain cases, you may be asked to stay with the Company for an extended period prior to your Layoff Date. In such case, the Company may elect, in its sole discretion, to offer you a stay bonus to induce you to remain at work until your Layoff Date. Any such offer by the Company will be made by means of a written stay bonus offer and may contain such contingencies or variations in Plan terms as the Company may determine. For example, a stay bonus may include increased severance pay or may be contingent upon your execution of an agreement releasing the Company from liability for any and all claims specified in the agreement.

      (e)   Other Benefits.

           (i) Educational Reimbursement. Your Layoff will not affect your eligibility for tuition reimbursement under the Company's Educational Reimbursement Program with respect to any class that you successfully complete and that you began attending with Company approval before your Layoff Date.

          (ii) Relocation. You will not have to repay any relocation costs you may have otherwise owed the Company on account of premature termination of employment under a relocation agreement previously entered into between you and the Company.

      (f) Integration With Other Payments. If you are a Participant (that is, you receive benefits under the Plan), you will not be entitled to receive any other severance, separation, notice or termination payments on account of your employment with the Company or any other Controlled Group Member. In addition, benefits under this Plan are not intended to duplicate such benefits as workers' compensation wage replacement benefits, disability benefits, pay-in-lieu-of-notice, severance pay, or similar benefits under other benefit plans, severance programs, employment contracts, or applicable laws, such as the WARN Act and the Paid Leave In Lieu of Notice provisions of Section 4(b). Should such other benefits be payable, benefits payable to a Participant under this Plan will be offset or, alternatively, benefits previously paid under this Plan will be treated as having been paid to satisfy such other benefit obligations. In either case, the Plan Administrator, in its sole discretion, will determine how to apply this provision and may override other provisions in this Plan in doing so.

      (g) Taxes. Employment and income taxes will be deducted or withheld from benefits under the Plan to the extent required by law, as determined by the Company.

SECTION 5. - HOW AND WHEN WILL AMOUNTS BE PAID?

      Any severance pay payable under Section 4(a) above will be paid to you in a single lump sum payment as soon as practicable following your Layoff Date.

      If you received your severance pay under Section 4(a) and you are rehired by the Company or any Controlled Group Member prior to the expiration of your Severance Period, you will be required to repay to the Company a portion of your severance pay. The portion of your severance pay that you will be required to repay will be equal to your Weekly Base Pay multiplied by the number of weeks remaining in your Severance Period from and after your date of rehire by the Company or any Controlled Group Member. Your "Severance Period" is the number of weeks used to calculate your severance pay, as specified in the schedule applicable to you under Section 4(a) above.

      Any other benefits provided to you under Section 4(c) through 4(e) will be provided to you at the time and by the means specified in such Sections. If you are rehired by the Company or any Controlled Group Member, you will not be required to repay any benefits you received under Sections 4(c) through 4(e), but any provisions of a relocation agreement entered into between you and the Company which are still applicable will continue to apply during the period of your rehire and at your later termination of employment.

SECTION 6. - AMENDMENT AND TERMINATION

      Disney, acting through its President in its nonfiduciary capacity as settlor of the Plan, reserves the right, in its sole and absolute discretion, to terminate, amend or modify the Plan, in whole or in part, at any time and for any reason, prospectively or retroactively and with or without advance notice. If the Plan is terminated, amended or modified, your right to participate in, or receive benefits under, the Plan may be changed or eliminated.

      Neither the establishment of the Plan, nor any modification thereof, nor the payment of any benefits hereunder, will be construed as giving to any Participant, Employee (or any beneficiary of either), or other person any legal or equitable right against the Company or any officer, director or employee thereof, and in no event will the terms and conditions of employment by the Company of any Employee be modified or in any way affected by the Plan. This Plan does not give any Employee any vested right to Plan benefits.

      No individual may become entitled to additional benefits or other rights under the Plan after the Plan is terminated.

SECTION 7. - MISCELLANEOUS PROVISIONS

      (a) Records. The records of the Company with respect to length of employment, employment history, base pay, absences, and all other relevant matters may be conclusively relied on by the Plan Administrator.

      (b) Governing Law. This Plan is an employee welfare benefit plan that is regulated by ERISA, a federal law. To the extent, if any, that state laws apply to the Plan, California law shall apply (except to the extent it would require use of another state's law).

      (c) Severability. Should any provisions of the Plan be deemed or held to be unlawful or invalid for any reason, the balance of the Plan shall remain in effect, unless it is amended or terminated as provided in Section 6.

      (d) Incompetency. If the Plan Administrator finds that a Participant is unable to care for his or her affairs because of illness or accident, then benefits payable hereunder, unless claim has been made therefor by a duly appointed guardian, committee, or other legal representative, may be paid in such manner as the Plan Administrator will determine, and will constitute a complete discharge of all liability for any payments or benefits to which such Participant was or would have been otherwise entitled under the Plan.

      (e) Assignment and Alienation. Except as required by law, the benefits payable under this Plan will not be subject to alienation, transfer, assignment, garnishment, execution or levy of any kind, and any attempt to cause any benefits to be so subjected will not be recognized.

      (f) Plan Not a Contract of Employment. Nothing contained in the Plan will be held or construed to create any liability upon the Company to retain any Employee in its service. All Employees will remain subject to discharge or discipline to the same extent as if the Plan had not been put into effect. Nothing in this Plan shall preclude the Company from terminating an Employee for any reason or no reason or preclude a person from being or continuing to be an at-will employee.

      (g) Overpayments. If any overpayment is made under the Plan for any reason, the Plan Administrator will have the right to recover the overpayment. The Participant shall cooperate fully with the Plan and return any overpayment.

SECTION 8. - WHAT ELSE DO YOU NEED TO KNOW ABOUT THE PLAN?

(a)   Claim Procedure

      If you are a Participant in the Plan, you will automatically receive any benefits set forth under Section 4 of the Plan for which you are entitled. If you feel you have not been provided with all benefits to which you are entitled under the Plan, you may file a written claim with the Plan Administrator with respect to your rights to receive benefits from the Plan. You will be informed of the Plan Administrator's decision with respect to your claim within 90 days after it is filed. Under special circumstances, the Plan Administrator may require an additional period of not more than 90 days to review your claim. If this occurs, you will be notified in writing as to the length of the extension, the reason for the extension, and any other information needed in order to process your claim.

      If your claim is denied, in whole or in part, you will be notified in writing of the specific reason for the denial, the exact Plan provision on which the decision was based, what additional material or information is relevant to your claim, and what procedure you should follow to get your claim reviewed again. If you are not notified within the 90-day (or 180-day, if so extended) period, you may consider your claim to be denied. In either case, you then have 60 days to appeal the decision to the Plan Administrator.

      Your appeal must be submitted in writing. You may submit a written statement of issues and comments.

      A decision as to your appeal will be made within 60 days after the appeal is received. Under special circumstances, the Plan Administrator may require an additional period of not more than 60 days to review your appeal. If this occurs, you will be notified in writing as to the length of the extension, not to exceed 120 days from the day on which your appeal was received.

      If your appeal is denied, in whole or in part, you will be notified in writing of the specific reason for the denial and the exact Plan provision on which the decision was based. The decision on your appeal will be final and binding on all parties and persons affected thereby. If you are not notified within the 60-day (or 120-day, if extended) period you may consider your appeal as denied.

(b)  Plan Interpretation and Benefit Determination

      The Plan is administered and operated by the Plan Administrator, who has complete authority, in such person's sole and absolute discretion, to construe the terms of the Plan (and any related or underlying documents or policies), to interpret applicable law, to make findings of fact and to determine the eligibility for, and amount of, benefits due under the Plan to Participants or any persons claiming benefits derivatively through them. All such interpretations and determinations of the Plan Administrator (whether of fact or law) will be final and binding upon all parties and persons affected thereby. If challenged in a legal proceeding, the Plan Administrator's interpretations and determinations will be reviewed under the most deferential abuse of discretion standard of review.

      If, due to errors in drafting, any Plan provision does not accurately reflect its intended meaning, as demonstrated by consistent interpretations or other evidence of intent, or as determined by the Plan Administrator in its sole and absolute discretion, the provision shall be considered ambiguous and shall be interpreted by the Plan Administrator in a fashion consistent with its intent, as determined in the sole and absolute discretion of the Plan Administrator.

      This Section 8(b) may not be invoked by you or any person to require the Plan to be interpreted in a manner inconsistent with its interpretation by the Plan Administrator.

      (c)   Your Rights Under ERISA

      As a Participant in the Plan, you are entitled to certain rights and protections under ERISA. ERISA provides that all Plan Participants will be entitled to:

      (i) examine, without charge, at the Plan Administrator's office, and at other specified locations, all Plan documents; and

     (ii) obtain copies of all Plan documents upon written request to the Plan Administrator, who may make a reasonable charge for the copies.

      In addition to creating rights for Plan Participants, ERISA imposes duties upon the people who are responsible for the operation of an employee benefit plan. The people who operate your Plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in the interest of you and other Plan Participants and beneficiaries. No one, including your Company or other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a benefit under this Plan or exercising your rights under ERISA. If your claim for a welfare benefit is denied in whole or in part, you must receive a written explanation of the reason for the denial. Within certain time limits specified under Section 8(a) (Claim Procedure), you have the right to have the Plan review and reconsider your claim. Under ERISA, there are steps you can take to enforce the above rights.

      For instance, if you request materials from the Plan and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator.

      If you have a claim for benefits hereunder which is denied or ignored, in whole or in part, you may file suit in a state or federal court. If it should happen that Plan fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file a suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

      If you have any questions about the Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, you should contact the nearest office of the Pension and Welfare Benefits Administrator, U.S. Department of Labor, listed in the telephone directory or the Division of Technical Assistance and Inquiries, Pension and Welfare Benefits Administration, U.S. Department of Labor, 200 Constitution Avenue, N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Pension and Welfare Benefits Administration.


(d)   Other Important Facts

OFFICIAL NAME OF THE PLAN:          Disney Severance Pay Plan
SPONSOR:                            The Walt Disney Company
                                    500 South Buena Vista Street
                                    Burbank, CA  91521
EMPLOYER IDENTIFICATION
NUMBER (EIN):                       95-4545390
PLAN NUMBER:                        513
TYPE OF PLAN:                       Employee Welfare Severance Benefit Plan
END OF PLAN YEAR:                   December 31
TYPE OF ADMINISTRATION:             Employer Administered
PLAN ADMINISTRATOR:                 Senior Vice President Human Resources
                                    The Walt Disney Company
                                    500 South Buena Vista Street
                                    Burbank, CA  91521
                                    (818) 560-1000
EFFECTIVE DATE:                     May 15, 2001

      The Plan Administrator keeps records of the Plan and is responsible for the administration of the Plan. The Plan Administrator will also answer any questions you may have about the Plan.

      Service of legal process may be made upon the General Counsel of The Walt Disney Company at the address specified above.

      All benefits under the Plan are paid out of the general assets of the Company. The Plan is not funded and has no assets.